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                  TIB FINANCIAL CORP. EMPLOYEE STOCK OWNERSHIP
                           PLAN WITH 401(k) PROVISIONS

EXHIBIT 23

            CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-106092 on Form S-8 of TIB Financial Corp. Employee Stock Ownership Plan With 401(k) Provisions of our report dated June 3, 2004, appearing in this Annual Report on Form 11-K of TIB Financial Corp. Employee Stock Ownership Plan With 401(k) Provisions for the year ended December 31, 2003.

                                           /s/ Crowe Chizek and Company LLC
                                           -------------------------------------
                                           Crowe Chizek and Company LLC

Ft. Lauderdale, Florida
June 24, 2004

                                                                             15.